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                                                           EXHIBIT 10.3


                                PROMISSORY NOTE

Date November 8, 2000

$**300,000.00**


    ON DEMAND, for value received Lighthouse, Inc. Promises to pay to the order of Hydromaid International, Inc. at 1350 E. Draper Parkway, Draper, Utah 84020 in the State of Utah, the sum of Three Hundred Thousand Dollars, in lawful money of the United States of America, with interest at the rate of
6.2 per cent per annum.

All due and payable on or before November 8, 2001. The sum due at the aforementioned time is $318,549. (Three Hundred Eighteen Thousand Five Hundred Forty Nine) Dollars.

Should suit be commenced to enforce payment of this note, Lighthouse, Inc. promises to pay such additional sum as the court may adjudge reasonable as attorney's fees in said suit.


Hydromaid International, Inc.          Lighthouse, Inc.

/s/ John W. Nagel                      /s/ Culley W. Davis
------------------------               -----------------------
By: John W. Nagel                      By: Culley W. Davis
    Chief Financial Officer                Chief Executive Officer